July 28, 2015

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of Exeo Entertainment, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated July 28, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP